Exhibit 10.2

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of September 19, 2013, by and between Chad L. Williams (“Williams”), an individual resident of the State of Kansas, and QualityTech, LP, a Delaware limited partnership (the “Partnership”).

RECITALS

A. All capitalized terms used but not defined herein shall have the meanings set forth in Exhibit A.

B. QTS Realty Trust, Inc. (“QTS REIT”) and the Partnership intend to engage in various related transactions (collectively, the “IPO Transactions”) pursuant to which, among other things, QTS REIT will effect an initial public offering (the “IPO”) of its Class A common stock, par value $0.01 per share.

C. Williams owns a 100% interest (the “Membership Interest”) in QualityTech GP, LLC (the “Existing General Partner”), the general partner of the Partnership, and the Existing General Partner owns 1,000 Class A units of limited partnership interest (“Class A Units”) of the Partnership.

D. As part of the IPO Transactions, Williams desires to contribute the Membership Interest to the Partnership (the “Contribution”) in exchange for 1,000 Class A Units.

E. The Partners of the Partnership have admitted QTS REIT as general partner of the Partnership, effective upon consummation of the Contribution.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE CONTRIBUTION

Section 1.1 The Contribution.

(a) Subject to the terms and conditions hereof and for the consideration set forth below, Williams agrees to contribute or otherwise transfer, assign and convey to the Partnership, and the Partnership agrees to acquire and accept from Williams, at the Closing (as defined below), Williams’ right, title and interest in and to the Membership Interest, free and clear of all Liens and together with all rights and claims related thereto as a member of the Existing General Partner (the “Contribution”).

(b) Subject to the terms and conditions hereof, in connection with the Contribution, the Partnership agrees to assume from Williams at the Closing (as defined below) and thereafter pay, honor, discharge and perform, as the case may be, in a timely manner and in accordance with their respective terms, all of Williams’ liabilities and obligations with respect to the Membership Interest arising after Closing under the limited liability company agreement of the Existing General Partner (the “Assumed Liabilities”).

Section 1.2 Consideration.

(a) At Closing, subject to the satisfaction of all conditions in this Agreement or the waiver of such conditions, as consideration for the Contribution and without any further action on the part of Williams, the Partnership will authorize, issue and deliver to Williams 1,000 Class A Units (the “Consideration”).

(b) The parties acknowledge that the issuance by the Partnership of the Class A Units in exchange for the Membership Interest is intended to qualify for nonrecognition of gain to Williams pursuant to Section 721 of the Internal Revenue Code of 1986, as amended.

Section 1.3 Admission and Cessation. Upon consummation of the Contribution, the Partnership shall be admitted as the sole member of the Existing General Partner, and Williams shall cease to be a member and shall cease to have or exercise any right or power as a member of the Existing General Partner.

ARTICLE II

CLOSING; TERM OF AGREEMENT

Section 2.1 Closing. Unless this Agreement shall have been terminated pursuant to Section 2.5, subject to the satisfaction or waiver of the conditions in Article 7, the closing of the transactions contemplated by this Agreement shall occur (x) after the execution by QTS REIT of an underwriting agreement by and among QTS REIT and certain underwriters set forth therein pursuant to which QTS REIT will issue and sell shares in the IPO, (y) after consummation of the merger of General Atlantic REIT, Inc. (“GA REIT”) with and into QTS REIT and (z) concurrently with or immediately prior to the IPO (the “Closing”). The Closing shall take place at the offices of Hogan Lovells US LLP, located at Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. or such other place as determined by the Partnership in its sole discretion. The Closing shall be deemed to be effective as of 12:01 a.m. (Eastern Time) on the date of the Closing (the “Closing Date”). The Closing and the closing of the IPO shall be deemed concurrent for all purposes.

Section 2.2 Closing Deliveries.

(a) At the Closing, Williams shall deliver to the Partnership an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), duly executed by Williams, pursuant to which (x) Williams will contribute, transfer, assign and convey to the Partnership title to the Membership Interests, free and clear of all Liens, and (y) the Partnership shall assume the Assumed Liabilities.

(b) At the Closing, the Partnership shall deliver to Williams the Assignment and Assumption Agreement, duly executed by the Partnership.

Section 2.3 Further Action. If, at any time after the Closing, the Partnership shall determine or be advised that any bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Partnership the right, title or interest in, to or under the Membership Interests, the Partnership shall be authorized to execute and deliver, in the name and on behalf of Williams, all such bills of sale, assignments and assurances and to take and do, in the name and on behalf of Williams, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under the Membership Interests in the Partnership or otherwise to carry out this Agreement.

Section 2.4 Term of the Agreement. This Agreement shall terminate automatically without any liability of the parties and be of no further force or effect if the Contribution shall not have been consummated on or prior to January 1, 2014.

Section 2.5 Effect of Termination. If this Agreement is terminated for any reason prior to the Closing, all obligations on the part of each party under this Agreement shall terminate, except that the obligations set forth in this Section 2.6 shall survive, and no party shall have any liability to any party with respect to any claim arising out of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WILLIAMS

Except as set forth in the registration statement on form S-11 of QTS REIT for the IPO (the “Registration Statement”), Williams represents and warrants to the Partnership, as of the date hereof and as of Closing, as follows:

Section 3.1 Power and Authority, Binding Effect. Williams has all requisite power and capacity to enter into this Agreement. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Williams pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Williams, enforceable against Williams in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

Section 3.2 Consents and Approvals. No consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by Williams in connection with the execution, delivery and performance of this Agreement.

Section 3.3 No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement or the transactions contemplated hereby or thereby will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under (a) any agreement, document or instrument to which Williams or the Membership Interests are bound or (b) any term or provision of any judgment, order, writ, injunction, or decree binding on Williams.

Section 3.4 Ownership of Membership Interests.

(a) The Membership Interests are duly authorized and validly issued and are not subject to preemptive rights or appraisal, dissenters’ or other similar rights under the Organizational Documents of the Existing General Partner or any contract to which the Existing General Partner is a party or otherwise bound, except for such preemptive rights or appraisal, dissenters’ or other similar rights as would not prevent the Contribution. There are no outstanding rights to purchase, subscriptions, warrants, options or any other security convertible into or exchangeable for equity interests in the Existing General Partner, or any security or instrument (other than the Membership Interest) giving the owner or holder thereof the right to vote on any matters on which the Membership Interest may vote. The Membership Interest was not issued in violation of the Securities Act or any other Law.

(b) Williams owns the Membership Interests free and clear of all Liens of any nature whatsoever. Other than this Agreement, there are no contracts, arrangements, commitments or restrictions between or among Williams and any other Persons with respect to the disposition, issuance, sale, transfer or purchase of the Membership Interest or otherwise relating to the Membership Interests, other than the Limited Liability Company Agreement of the Existing General Partner and the Unitholders Agreement among certain partners of the Partnership.

Section 3.5 Litigation. There is no action, suit, or proceeding pending or, to the Knowledge of Williams, threatened against Williams that challenges or impairs the ability of Williams to execute or deliver this Agreement, materially perform its obligations under this Agreement or consummate the transactions contemplated hereby.

Section 3.6 No Insolvency Proceedings. No bankruptcy or similar insolvency proceeding has been filed, or is currently contemplated, with respect to Williams.

Section 3.7 Securities Laws Matters.

(a) Williams acknowledges that (i) the Partnership intends the offer and issuance of the Class A Units hereunder to be exempt from registration under the Securities Act and applicable state securities laws by virtue of the status of Williams as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) acquiring such Class A Units in transactions exempt from registration pursuant to Rule 506 of Regulation D, and (ii) in issuing any Class A Units pursuant to the terms of this Agreement, the Partnership is relying on the representations made by Williams as follows:

(b) Williams has had access to and has received such financial and other information regarding the Partnership as Williams deems necessary in order to make its investment decision to acquire the Class A Units to be issued to Williams hereunder. Williams has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person other than the Partnership, its Affiliates or its representatives.

(c) Williams is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of the Class A Units hereunder, and Williams is able to bear the economic risks of such an investment. Williams is aware that it may be required to bear the economic risk of an investment in the Class A Units for an indefinite period of time, and it is able to bear such risk for an indefinite period. Williams has relied upon its own tax, legal and financial advisors in connection with its decision to acquire the Class A Units issued to Williams hereunder. Williams is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

(d) Williams is acquiring the Class A Units to be issued hereunder for its own account and not with a view to or for the purposes of resale, distribution or fractionalization, in whole or in part, of such Class A Units.

(e) Williams acknowledges that the Class A Units to be issued hereunder has not been registered under the Securities Act and is being offered and sold to Williams in reliance on specific exemptions from the registration requirements of U.S. securities laws and that the Partnership is relying upon the truth and accuracy of the representations and warranties of Williams set forth in this Section 3.6 in order to determine the applicability of such exemptions and the suitability of Williams to acquire the Class A Units. Williams agrees that if any such representation and warranty made in this Section 3.6 is no longer accurate, it shall promptly notify the Partnership. Williams acknowledges that if it decides to resell or otherwise transfer any of its Class A Units, then such shares may be resold or transferred only if sold in a transaction that does not require registration under the Securities Act or any applicable laws of the states of the United States.

(f) Williams agrees that so long as the Class A Units to be issued to Williams hereunder are “restricted securities” as defined in Rule 144 under the Securities Act, it shall notify each transferee of any shares of Class A Units from it that (i) such shares have not been registered under the Securities Act, (ii) such shares are subject to the restrictions on the resale or other transfer thereof described in paragraph (e) above, (iii) such transferee shall be deemed to have represented (x) as to its status as a purchaser acquiring such shares in a transaction that does not require registration under the Securities Act or any applicable laws of the states of the United States and (y) that such transferee is not an “underwriter” within the meaning of Section 2(11) of the Securities Act and (iv) such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

Except as set forth in the Registration Statement, the Partnership represents and warrants to Williams as follows:

Section 4.1 Organization; Authority. The Partnership has been duly formed and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to carry on its business as presently conducted and, to the extent required under applicable Law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 4.2 Due Authorization. The execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Partnership pursuant to this Agreement have been duly and validly authorized by all necessary partnership action of the Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

Section 4.3 Consents and Approvals. Except for the approvals described in Section 4.2 hereof, no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 4.4 No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement or the transactions contemplated hereby or thereby will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (a) Organizational Documents of the Partnership, (b) any agreement, document or instrument to which the Partnership or any of its assets are bound or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on the Partnership, except for, in the case of clause (b) or (c), any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 4.5 Validity of Class A Units. The Class A Units to be issued pursuant to this Agreement have been duly authorized by the Partnership and, when issued against the consideration therefor, will be validly issued and free and clear of all Liens created by the Partnership.

ARTICLE V

NATURE OF REPRESENTATIONS AND WARRANTIES

Section 5.1 No Implied Representations or Warranties.

(a) Other than the representations and warranties expressly set forth in Article 3, Williams is not making, and is expressly disclaiming, all other representations and warranties in connection with this Agreement or the transactions contemplated hereby.

(b) Other than the representations and warranties expressly set forth in Article 4, the Partnership is not making, and is expressly disclaiming, all other representations and warranties in connection with this Agreement or the transactions contemplated hereby.

Section 5.2 Survival of Representations and Warranties. The representations and warranties set forth in Article 3 and Article 4 shall survive the Closing until the first anniversary of Closing.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 General Conditions. The obligations of each of the Partnership and Williams to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Partnership or Williams, respectively, in their respective sole discretion):

(a) The Registration Statement shall have become effective under the Securities Act, and shall not be the subject of any stop order or other action, suit or proceeding by the Securities and Exchange Commission (“SEC”) (and this condition may not be waived by either the Partnership or Williams);

(b) The merger of GA REIT with and into QTS REIT shall have been consummated; and

(c) The closing of the IPO shall occur concurrently with or immediately following the Closing.

Section 7.2 Conditions to the Partnership’s Obligations. The obligations of the Partnership to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Partnership, in its sole and absolute discretion):

(a) The representations and warranties contained in Articles 3 shall be true and correct in all material respects as of the Closing as if made at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty must have been true and correct only as of that date); and

(b) The obligations and covenants of Williams contained in this Agreement to be performed on or prior to the Closing Date shall have been duly performed in all material respects on or prior to the Closing Date.

Section 7.3 Conditions to Williams’ Obligations. The obligations of Williams to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by Williams, in its respective sole and absolute discretion):

(a) The representations and warranties contained in Article 4 shall be true and correct in all material respects as of the Closing as if made at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty must have been true and correct only as of that date); and

(b) The obligations and covenants of the Partnership contained in this Agreement to be performed on or prior to the Closing Date shall have been duly performed in all material respects on or prior to the Closing Date.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

Section 8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 8.3 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought. The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 8.4 Entire Agreement. This Agreement and the exhibits and schedules hereto constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

Section 8.5 Assignability. This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of Law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

Section 8.6 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 8.7 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person. All provisions hereof shall be personal solely among the parties to this Agreement.

Section 8.8 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Partnership to effect such replacement. To the extent permitted by applicable Law, the parties waive any provision of applicable Law which renders any provision of this Agreement unenforceable in any respect.

Section 8.9 Interpretation. This Agreement shall be read and construed in the English language. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural. References herein to a party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

Section 8.10 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by or facsimile or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

If to the Partnership:

QualityTech, LP.

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

Attention: Shirley E. Goza, General Counsel

Facsimile: (913) 814-7766

Email: shirley.goza@qualitytech.com

If to Williams:

Chad L. Williams

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

Facsimile: (913) 814-7766

Email: chad.williams@qualitytech.com

Section 8.11 Equitable Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement.

Section 8.12 Enforcement Costs. Should either party institute any action, suit or proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such action, suit or proceeding. A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARTNERSHIP:

QUALITYTECH, LP

By:	QUALITYTECH GP, LLC, its current general partner

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	General Counsel and Secretary

WILLIAMS:

CHAD L. WILLIAMS

By:	/s/ Chad L. Williams
Name:	Chad L. Williams

EXHIBIT A

DEFINITIONS

For purposes of the Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Assignment and Assumption Agreement” has the meaning set forth in Section 2.2 of this Agreement.

“Assumed Liabilities” has the meaning set forth in Section 1.2 of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Delaware.

“Class A Units” has the meaning set forth in the Recitals to this Agreement.

“Closing” has the meaning set forth in Section 2.1 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.1 of this Agreement.

“Consideration” has the meaning set forth in Section 1.3 of this Agreement.

“Contribution” has the meaning set forth in the Recitals to this Agreement.

“Existing General Partner” has the meaning set forth in the Recitals to this Agreement.

“Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“IPO” has the meaning set forth in the Recitals to this Agreement.

“IPO Transactions” has the meaning set forth in the Recitals to this Agreement.

“Knowledge” means, with respect to a representation of Williams, the current, actual knowledge of Williams.

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“Laws” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority, including, without limitation, zoning, land use or other similar rules or ordinances.

“Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

“Membership Interest” has the meaning set forth in the Recitals to this Agreement.

“Organizational Documents” means, with respect to a Person that is not a natural Person, such Person’s certificate of formation, declaration of trust, certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement, limited liability company agreement or operating agreement, as applicable.

“Partnership” has the meaning set forth in the Recitals to this Agreement.

“Partnership Material Adverse Effect” means any material adverse change in the Partnership’s ability to consummate the transactions contemplated herein.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“QTS REIT” has the meaning set forth in the Preamble to this Agreement.

“Registration Statement” has the meaning set forth in the introduction to Article 3 of this Agreement.

“Regulation D” has the meaning set forth in Section 3.10 of this Agreement.

“SEC” has the meaning set forth in Section 8.1(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of [            ], 2013, by and between Chad L. Williams, an individual resident of the State of Kansas (“Williams”), and QualityTech, LP, a Delaware limited partnership (the “Partnership”).

A. Pursuant to that certain Contribution Agreement dated as of September 19, 2013, by and between Williams and the Partnership (the “Contribution Agreement”), Williams is obligated on this date to contribute or otherwise transfer, assign and convey to the Partnership its 100% membership interest in QualityTech GP, LLC, a Delaware limited liability company (the “Existing General Partner”), for the consideration and upon the terms and conditions set forth in the Contribution Agreement; and

B. Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Contribution Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Upon the terms and subject to the conditions specified herein and in the Contribution Agreement, effective as of 12:01 a.m. (Eastern Time) the date hereof, Williams hereby contributes, assigns, transfers and conveys to the Partnership, and the Partnership hereby assumes and accepts, Williams’ right, title and interest in and to the Membership Interest, free and clear of all Liens, and together with all rights and claims related thereto as a member of the Existing General Partner.

2. Assumption. Upon the terms and subject to the conditions specified herein and in the Contribution Agreement, effective as of the date hereof, the Partnership hereby assumes and agrees to hereafter pay, honor, discharge and perform, as the case may be, in a timely manner and in accordance with their respective terms, all of Williams’ liabilities and obligations with respect to the Membership Interests pursuant to the limited liability company of the Existing General Partner (but no other liabilities or obligations).

3. Admission. Simultaneously with the assignment described in Section 1 of this Agreement, the Partnership hereby is admitted as a member to the Existing General Partner, and the Partnership agrees to be bound by all terms and conditions of the limited liability company agreements of the Existing General Partner.

4. Cessation as a Member. Immediately following admission of the Partnership as a member of the Existing General Partner, Williams shall cease to be a member and shall cease to have or exercise any right or power as a member of the Existing General Partner.

5. Binding Effect. This Agreement and the covenants and agreements herein set forth shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be binding upon the parties hereto and their respective successors and assigns.

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6. Governing Law. The validity, interpretation and effect of this Agreement shall, to the extent the particular subject matter is controlled by state law, be governed by and be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Signature page follows]

B-2

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

PARTNERSHIP:

QUALITYTECH, LP

By: QUALITYTECH GP, LLC,
its general partner

By:
Name:
Title:

WILLIAMS:

CHAD L. WILLIAMS

By:
Name:	Chad L. Williams

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